Exhibit 99.1

SPECIAL MEETING OF STOCKHOLDERS OF

DIAMONDHEAD HOLDINGS CORP.

[ ], 2023

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/24005

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

000023

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1-6.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. **The Business Combination Proposal** - A proposal to (a) approve and adopt the Business Combination Agreement, dated as of September 10, 2022 (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Business Combination Agreement"), by and among DiamondHead Holdings Corp. ("DHHC"), Hestia Merger Sub, Inc., a South Carolina corporation and wholly-owned subsidiary of DHHC ("Merger Sub"), and Great Southern Homes, Inc., a South Carolina corporation ("GSH"), and (b) approve the transactions contemplated thereby, including the merger of Merger Sub with and into GSH, with GSH surviving the merger as a wholly-owned subsidiary of DHHC (the "Merger" or "Business Combination" and such proposal, the "Business Combination Proposal"). A copy of the Business Combination Agreement is attached to the proxy statement/prospectus as Annex A. — FOR ☐ AGAINST ☐ ABSTAIN ☐

2. **The Charter Approval Proposal** - A proposal to adopt the Amended and Restated Certificate of Incorporation of DHHC (the "Proposed Charter"), including the dual class structure providing for UHG Class A common stock, par value $0.0001 per share (the "UHG Class A Common Shares"), which will carry one vote per share, and UHG Class B common stock, par value $0.0001 per share (the "UHG Class B Common Shares"), which will carry two votes per share, in the form attached to the proxy statement/prospectus as Annex B (the "Charter Approval Proposal"). DHHC also intends to change its name to "United Homes Group, Inc." at the Effective Time. — FOR ☐ AGAINST ☐ ABSTAIN ☐

3. **The Governance Proposals** - A proposal to consider and vote upon, on a non-binding advisory basis, the material differences between the Proposed Charter and the Certificate of Incorporation of DHHC as separate proposals in accordance with SEC requirements (collectively, the "Governance Proposals"). — FOR ☐ AGAINST ☐ ABSTAIN ☐

4. **The Director Election Proposal** - A proposal to elect ten directors to serve on the board of directors of DHHC following the consummation of the Business Combination until the 2024 annual meeting of stockholders, in the case of Class I directors, the 2025 annual meeting of stockholders, in the case of Class II directors, and the 2026 annual meeting of stockholders, in the case of Class III directors, and, in each case, until their respective successors are duly elected and qualified (the "Director Election Proposal"). — FOR ☐ AGAINST ☐ ABSTAIN ☐

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:

○ Michael Bayles	Class I
○ Eric S. Bland	Class I
○ James P. Clements	Class I
○ Michael Nieri	Class I
○ Robert Dozier	Class II
○ Alan Levine	Class II
○ Tom O'Grady	Class II
○ James Enoch	Class III
○ Nikki R. Haley	Class III
○ David T. Hamamoto	Class III

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

5. **The Nasdaq Proposal** - A proposal to approve, for purposes of complying with applicable Nasdaq listing rules: (i) the issuance of UHG Class A Common Shares, which will carry one vote per share, and UHG Class B Common Shares, which will carry two votes per share, to GSH equityholders pursuant to the Business Combination Agreement; and (ii) the issuance of UHG Class A Common Shares pursuant to the conversion of Founder Shares (as defined in the proxy statement/prospectus) (the "Nasdaq Proposal"). — FOR ☐ AGAINST ☐ ABSTAIN ☐

6. **The Incentive Plan Proposal** - A proposal to approve and adopt the United Homes Group, Inc. 2023 Equity Incentive Plan (as defined in the proxy statement/prospectus) (the "Incentive Plan Proposal"). — FOR ☐ AGAINST ☐ ABSTAIN ☐

7. **The Adjournment Proposal** - A proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Approval Proposal, the Director Election Proposal, the Nasdaq Proposal or the Incentive Plan Proposal. — FOR ☐ AGAINST ☐ ABSTAIN ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature of Stockholder Date: Signature of Stockholder Date: Note:Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1-6.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 000023 COMPANY NUMBER ACCOUNT NUMBER SPECIAL MEETING OF STOCKHOLDERS OFDIAMONDHEAD HOLDINGS CORP.[ ], 2023 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS :The Notice of Meeting, proxy statement and proxy cardare available at http://www.astproxyportal.com/ast/24005 INTERNET - Access “www.voteproxy.com” and follow the on-screeninstructions or scan the QR code with your smartphone. Have your proxycard available when you access the web page.Vote online until 11:59 PM EST the day before the meeting.MAIL -Sign, date and mail your proxy card in the envelope provided assoon as possible.VIRTUALLY AT THE MEETING -The company will be hosting the meetinglive via the Internet. To attend the meeting via the Internet, please visithttps://web.lumiagm.com/xxxxxxxxxx (password: diamondheadxxxx)and be sure to have your control number available.GO GREEN -e-Consent makes it easy to go paperless. With e-Consent,you can quickly access your proxy materials, statements and other eligibledocuments online, while reducing costs, clutter and paper waste. Enrolltoday via www.astfinancial.com to enjoy online access. 4. The Director Election Proposal- A proposal to elect ten directors to serve on the board ofdirectors of DHHC following the consummation of the Business Combination until the 2024annual meeting of stockholders, in the case of Class I directors, the 2025 annual meeting ofstockholders, in the case of Class II directors, and the 2026 annual meeting of stockholders,in the case of Class III directors, and, in each case, until their respective successors are dulyelected and qualified (the “Director Election Proposal”).5. The Nasdaq Proposal- A proposal to approve, for purposes of complying with applicableNasdaq listing rules: (i) the issuance of UHG Class A Common Shares, which will carry onevote per share, and UHG Class B Common Shares, which will carry two votes per share, toGSH equityholders pursuant to the Business Combination Agreement; and (ii) the issuanceof UHG Class A Common Shares pursuant to the conversion of Founder Shares (as definedin the proxy statement/prospectus) (the “Nasdaq Proposal”).6. The Incentive Plan Proposal - A proposal to approve and adopt the United Homes Group,Inc. 2023 Equity Incentive Plan (as defined in the proxy statement/prospectus) (the“Incentive Plan Proposal”).7. The Adjournment Proposal - A proposal to approve the adjournment of the SpecialMeeting to a later date or dates, if necessary, to permit further solicitation and vote of proxiesin the event that there are insufficient votes for, or otherwise in connection with, the approvalof the Business Combination Proposal, the Charter Approval Proposal, the Director ElectionProposal, the Nasdaq Proposal or the Incentive Plan Proposal. FORAGAINSTABSTAIN1. The Business Combination Proposal- A proposal to (a) approve and adoptthe Business Combination Agreement, dated as of September 10, 2022 (as itmay be amended, supplemented or otherwise modified from time to time inaccordance with its terms, the “Business Combination Agreement”), by andamong DiamondHead Holdings Corp. ("DHHC"), Hestia Merger Sub, Inc., aSouth Carolina corporation and wholly-owned subsidiary of DHHC (“MergerSub”), and Great Southern Homes, Inc., a South Carolina corporation(“GSH”), and (b) approve the transactions contemplated thereby, including themerger of Merger Sub with and into GSH, with GSH surviving the merger asa wholly-owned subsidiary of DHHC (the “Merger” or “Business Combination”and such proposal, the “Business Combination Proposal”). A copy of theBusiness Combination Agreement is attached to the proxystatement/prospectus as Annex A.2. The Charter Approval Proposal - A proposal to adopt the Amended andRestated Certificate of Incorporation of DHHC (the “Proposed Charter”),including the dual class structure providing for UHG Class A common stock,par value $0.0001 per share (the "UHG Class A Common Shares"), which willcarry one vote per share, and UHG Class B common stock, par value $0.0001per share (the "UHG Class B Common Shares"), which will carry two votesper share, in the form attached to the proxy statement/prospectus as AnnexB (the “Charter Approval Proposal”). DHHC also intends to change its nameto “United Homes Group, Inc.” at the Effective Time.3. The Governance Proposals- A proposal to consider and vote upon, on anon-binding advisory basis, the material differences between the ProposedCharter and the Certificate of Incorporation of DHHC as separate proposalsin accordance with SEC requirements (collectively, the “GovernanceProposals”). FORAGAINSTABSTAIN FORAGAINSTABSTAINFORAGAINSTABSTAINFORAGAINSTABSTAINFORAGAINSTABSTAIN O Michael Bayles Class IO Eric S. Bland Class IO James P. Clements Class IO Michael Nieri Class IO Robert Dozier Class IIO Alan Levine Class IIO Tom O’Grady Class IIO James Enoch Class IIIO Nikki R. Haley Class IIIO David T. Hamamoto Class III FOR ALL NOMINEESWITHHOLDAUTHORITY FOR ALL NOMINEESFOR ALL EXCEPT(See instructions below)INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:NOMINEES: FORAGAINSTABSTAIN

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DIAMONDHEAD HOLDINGS CORP.

Proxy for Special Meeting of Shareholders on [ ], 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints XXXXXXXXXXXXXXXXX as proxy, with the power to appoint his substitute, and authorizes him to represent and to vote, as designated on the reverse hereof, all of the common stock of DiamondHead Holdings Corp. ("DHHC") held of record by the undersigned at xxxxxxxxxxxxxxxxxxxxxxxxxxxxx on xxxxxxxxxxx xx, 2023 at the Special Meeting of Shareholders of DHHC to be held on xxxxxxxxxx xx, 2023, or at any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1-6.

(Continued and to be signed on the reverse side)

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